UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

September 12, 2018

NEXTGEN HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)

             001-12537

(Commission File Number)

18111 Von Karman Avenue, Suite 800

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

95-2888568 (IRS Employer Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2018, Scott E. Bostick resigned from his position as Executive Vice President and Chief Operating Officer of NextGen Healthcare, Inc. (the “Company”), effective immediately.  Mr. Bostick will continue with the Company in a non-executive officer role.

Item 8.01	Other Events

On September 12, 2018, Sheldon Razin, a director and the Chairman Emeritus of the Company, entered into a stock trading plan (the “Plan”) with UBS Financial Services, Inc. (“UBS”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), and in accordance with the Company’s policies regarding stock transactions.  This pre-arranged stock trading plan was adopted in order to allow Mr. Razin to sell a portion of his Company stock over time as part of his individual long-term plans for liquidity and asset diversification. Mr. Razin is the Company’s founder and served as the chairman of the Company’s board of directors from its incorporation in 1974 until his retirement and appointment as Chairman Emeritus in November 2015.

Under Rule 10b5-1, a company’s directors, officers and other persons who are not at that time in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of the company’s securities under specified conditions and at specified times.  Using plans adopted pursuant to Rule 10b5-1, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Mr. Razin has instructed UBS to sell up to a maximum of 192,000 shares of the Company’s common stock during the period from October 1, 2018 through May 15, 2019.  As of September 12, 2018, the date Mr. Razin entered into the Plan, he beneficially owned 10,245,834 shares of the Company’s common stock.   Assuming no other changes to Mr. Razin’s holdings, once all 192,000 shares are sold under the Plan, Mr. Razin will beneficially own 10,053,834 shares of the Company’s common stock.  Under the Plan, shares will be sold at regular intervals on the open market at prevailing market prices, subject to minimum price thresholds and other sale date requirements set forth in the Plan.

Transactions executed under the Plan will be reported by Mr. Razin through Rule 144 filings and disclosed publicly by Mr. Razin through Form 4 filings with the U.S. Securities and Exchange Commission.  Mr. Razin’s Form 4 filings will also be posted on the investor relations section of the Company’s website.  The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modification or termination of any publicly announced trading plan, or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2018	NEXTGEN HEALTHCARE, INC.

	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer